Exhibit 10.13

HUMAN GENOME SCIENCES, INC.,
as Lessee
and
MANUFACTURERS AND TRADERS TRUST COMPANY,
as Bank

REIMBURSEMENT AGREEMENT

$17,500,000
Maryland Economic Development Corporation
Taxable Variable Rate Demand/Fixed Rate Revenue Bonds
(Human Genome Sciences, Inc. Facility)
Series 1999 A and B

Dated as of December 1, 2009

TABLE OF CONTENTS
     (This Table of Contents is not a part of the Reimbursement Agreement and is only for convenience of reference.)

SECTION	PAGE
RECITALS	1
AGREEMENTS	2
ARTICLE I
DEFINITIONS

Section 1.1 Definitions	2
Section 1.2 Rules of Construction	9
ARTICLE II
EFFECTIVE DATE OF REIMBURSEMENT
AGREEMENT; DURATION OF TERM

Section 2.1 Effective Date of Reimbursement Agreement; Duration of Term	9
ARTICLE III
PAYMENT PROVISIONS
ARTICLE IV
UNCONDITIONAL OBLIGATIONS

Section 4.1 Obligations Absolute	14
ARTICLE V
REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations, Warranties and Undertakings	15
ARTICLE VI
AFFIRMATIVE COVENANTS OF LESSEE

Section 6.1 Affirmative Covenants of Lessee	16

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ARTICLE VII
INDEMNIFICATION

Section 7.1 Indemnification of Bank	17
Section 7.2 Indemnification Under Letters of Credit and Letter of Credit Agreements	18
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
ARTICLE IX
MISCELLANEOUS

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REIMBURSEMENT AGREEMENT
     THIS REIMBURSEMENT AGREEMENT is dated as of December 1, 2009 and is made by and between HUMAN GENOME SCIENCES, INC., a Delaware corporation (the “Lessee”), and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation (the “Bank”).
RECITALS
     Certain of the terms and words used in these Recitals are defined in Section 1.1 of this Reimbursement Agreement.
     Pursuant to and in accordance with the Act, the Issuer has previously issued and sold Bonds in the original aggregate principal amount of $17,500,000 for the sole and exclusive purpose of financing a portion of the costs of the Facility. The Issuer leases the Facility to the Lessee pursuant to the Facility Lease.
     The Bonds were issued pursuant to the Indenture.
     In order to enhance the marketability of the Series A Bonds, at the request of the Issuer and the Lessee, Allfirst Bank, a Maryland state-chartered commercial bank (“Allfirst”), predecessor in interest to the Bank, issued to the Trustee the Series A Bonds Letter of Credit to provide payment for, and to secure the payment of the principal of, and interest on, and the purchase price of the Series A Bonds. Allfirst issued the Series A Bonds Letter of Credit pursuant to a Letter of Credit Agreement dated as of December 1, 1999, by and between Allfirst and the Issuer (the “Allfirst Letter of Credit Agreement”).
     In order to enhance the marketability of the Series B Bonds, at the request of the Issuer and the Lessee, First Union National Bank (“First Union”) issued to the Trustee First Union’s irrevocable, transferable direct-pay letter of credit (the “First Union Letter of Credit”) to provide payment for, and to secure the payment of the principal of, and interest on, and the purchase price of the Series B Bonds. First Union issued the First Union Letter of Credit pursuant to a Letter of Credit Agreement dated as of December 1, 1999, by and between First Union and the Issuer.
     The Series A Bonds Letter of Credit and the First Union Letter of Credit each expire on December 15, 2009.
     At the request of the Issuer and the Lessee, the Bank, as successor in interest to Allfirst, has agreed to extend the Series A Bonds Letter of Credit, and, in connection therewith, the Issuer and the Bank have entered into the Series A Bonds Letter of Credit Agreement, which amends and restates the Allfirst Letter of Credit Agreement in its entirety.
     In addition, in substitution for the First Union Letter of Credit, at the request of the Issuer and the Lessee, the Bank has agreed to issue the Series B Bonds Letter of Credit to provide payment for, and to secure the payment of the principal of, and interest on, and the purchase price of the Series B Bonds, and, in connection therewith, the Issuer and the Bank have entered into the Series B Bonds Letter of Credit Agreement.

     As a condition to the Bank’s extension of the Series A Bonds Letter of Credit and issuance of the Series B Bonds Letter of Credit, the Bank has required that the Lessee enter into this Reimbursement Agreement for the benefit of the Bank.
AGREEMENTS
     NOW, THEREFORE, in consideration of the premises, the respective representations, covenants and agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Definitions. Certain terms used in this Reimbursement Agreement are defined in this Section or are defined by reference to one of the Bond Documents or one of the other Letter of Credit Documents; and, when and if used herein, such terms shall have the meanings given to them by the language employed in this Section defining such terms or by the language employed in such Bond Document or other Letter of Credit Document defining such terms, unless the context clearly indicates otherwise.
     “Acceleration Drawing” has the meaning given to that term in the Letters of Credit.
     “Act” means Section 10-101, et. seq. of the Economic Development Article of the Annotated Code of Maryland, as amended, and all future laws supplemental thereto or amendatory thereof.
     “Act of Bankruptcy” means the filing of a petition in bankruptcy under the Bankruptcy Code, or the commencement of a proceeding under any other applicable law concerning insolvency, reorganization or bankruptcy.
     “Additional Improvements” means the 43,000 square-foot (approximate) addition to the process development and manufacturing plant located on the Land.
     “Administration Expenses” means compensation, indemnities and reimbursement of fees, expenses and advances payable to the Issuer, the Trustee, the Remarketing Agent, the Paying Agent and the Registrar, all as described in Section 7.10 of the Indenture.
     “Assignment of Leases” means the Assignment, Subordination and Non-Disturbance Agreement of even date herewith executed by and among the Issuer, the Bank and the Lessee, together with any and all Supplements thereto.
     “Bank” means Manufacturers and Traders Trust Company, a New York banking corporation, its successors and assigns.
     “Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq., and all future acts supplemental thereto or amendatory thereof.

     “Bond Documents” means and includes (without limitation) the Bonds, the Indenture, the Placement and Remarketing Agreement and any and all other documents which the Issuer or any other party or parties or their representatives, have executed and delivered, or may hereafter execute and deliver, to evidence or secure the Issuer’s Bond Obligations or any part thereof, or in connection therewith, together with any and all Supplements thereto.
     “Bond Fund” means the Bond Fund created in Section 5.1 of the Indenture.
     “Bond Payment Date” means any Interest Payment Date or any Sinking Fund Installment Date and any other date on which the principal of, premium (if any) on or interest on the Bonds is to be paid to the Owners thereof (whether at maturity thereof, or by acceleration of maturity or after notice of redemption or prepayment or otherwise).
     “Bond Purchase Drawing” means a Bond Purchase Interest Drawing or a Bond Purchase Principal Drawing.
     “Bond Purchase Interest Drawing” and “Bond Purchase Principal Drawing” each has the meaning given to that term by the Letters of Credit.
     “Bonds” means, collectively, the Series A Bonds and the Series B Bonds.
     “Bonds Tendered or Deemed Tendered for Purchase” has the meaning given to that term in the Letters of Credit.
     “Business Day” or “business day” means a day on which (a) banks located in any of the cities in which the Principal Office of the Trustee, the Bank, the Paying Agent and the Remarketing Agent is located are not required or authorized by law or executive order to close for business, and (b) The New York Stock Exchange is not closed.
     “Collateral Pledge Agreement” means the Collateral Pledge Agreement of even date herewith by and among the Lessee, as Pledgor, the Bank, as Pledgee, and Manufacturers and Traders Trust Company, acting in its capacity as Collateral Agent, together with any and all Supplements thereto.
     “Condemnation Award” has the meaning given to that term in the granting clauses of the Deed of Trust.
     “Deed of Trust” means the Amended and Restated Deed of Trust of even date herewith between the Issuer and the Individual Trustees, together with any and all Supplements thereto.
     “Downgrade” shall mean a withdrawal or a downgrading of one full grade from the long term debt ratings of the Bank as of the date hereof.
     “Eligible Lease Payments” means all payments made by the Lessee under the Facility Lease except (a) any common area maintenance fee or rent or similar charge under the Facility Lease and (b) $1,250 per month.

     “Event of Default” and “Events of Default” shall have the meanings given to such terms in Section 8.1 hereof.
     “Facility” means the Additional Improvements located on the Land.
     “Facility Lease” means the Amended and Restated Lease Agreement of even date herewith between the Issuer and the Lessee, pursuant to which the Issuer leases the Additional Improvements to the Lessee, together with any and all Supplements thereto.
     “Fixed Rate”, “Fixed Rate Date” and “Fixed Rate Period” each has the meaning given to that term by the Indenture.
     “Government Acts” shall have the meaning given to such term in Section 7.2 hereof.
     “Improvements” has the meaning given to that term in the granting clauses of the Deed of Trust.
     “Indenture” means the Amended and Restated Trust Indenture of even date herewith between the Issuer and the Trustee, together with any and all Supplements thereto.
     “Individual Trustees” means the individual trustees acting as trustees under the Deed of Trust, or their successors in trust who may be acting under and pursuant to the Deed of Trust from time to time.
     “Interest Drawing” has the meaning given to that term by the Letters of Credit.
     “Interest Payment Date” has the meaning given to that term by the Indenture.
     “Issuer” means Maryland Economic Development Corporation, a body politic and corporate and a public instrumentality of the State, its successors and assigns.
     “Issuer’s Bond Obligations” means the limited obligations of the Issuer under the Bond Documents to (a) pay solely from the Trust Estate the principal of, premium (if any) and interest on, and purchase price of, the Bonds as required by Section 7.2 of the Indenture, when and as the same become due and payable (whether at the stated maturity thereof, or by acceleration of maturity or after notice of redemption or prepayment or otherwise), (b) pay from the sources described in Section 4.4 of the Indenture the purchase price of Bonds Tendered or Deemed Tendered for Purchase, (c) pay solely from Eligible Lease Payments all other payments required by the Bond Documents to be paid by the Issuer to the Trustee or to others, when and as the same shall become due and payable, and (d) timely perform, observe and comply with all of the terms, covenants, conditions, stipulations, and agreements, express or implied, which the Issuer is required by the Bond Documents to perform or observe.
     “Issuer’s Letter of Credit Obligations” means the limited obligations of the Issuer under the Letter of Credit Documents to pay all payments required by the Letter of Credit Documents, when and as the same become due and payable, and timely perform, observe and comply with all terms, covenants, conditions, stipulations and agreements, express or implied, which the Issuer is required by the Letter of Credit Documents to observe or perform. The “Issuer’s Letter of Credit Obligations” constitute “Issuer’s Credit Facility Obligations” (as defined in the Indenture).
     “Land” means the 10-acre (approximate) tract of land located in Montgomery County, Maryland, and more particularly described in Exhibit A attached to the Deed of Trust and made a part thereof, together with any and all improvements thereon.
     “Lessee” means Human Genome Sciences, Inc., a Delaware corporation, its successors and assigns.
     “Letters of Credit” means, collectively, the Series A Bonds Letter of Credit and the Series B Bonds Letter of Credit.
     “Letter of Credit Agreements” means, collectively, the Series A Bonds Letter of Credit Agreement and the Series B Bonds Letter of Credit Agreement.
     “Letter of Credit Documents” means the Letters of Credit, the Letter of Credit Agreements, the Deed of Trust, the Pledge and Security Agreement, the Pledged Bonds Custody Agreement, the Facility Lease, the Assignment of Leases, the Swap Agreement, the Standstill Agreement, and any and all other documents which the Issuer or any other party or parties or their representatives, have executed and delivered, or may hereafter execute and deliver, to evidence or secure the Issuer’s Letter of Credit Obligations, or any part thereof, or in connection therewith, together with any and all Supplements thereto. The “Letter of Credit Documents” constitute “Credit Facility Documents” (as defined in the Indenture).
     “LIBOR Rate” means the fluctuating annual rate of interest which shall at all times equal the interest rate which the Bank announces and declares from time to time to be its one (1) month London Interbank Offered Rate, adjusted for any Federal Reserve Board requirements imposed on the Bank from time to time. All interest at the LIBOR Rate or computed thereon shall be calculated on the basis of a 360 day-year factor applied to actual days elapsed and shall be adjusted on any date on which a change occurs in the LIBOR Rate.
     “Mandatory Tender Date” and “Mandatory Tender Notice” each has the meaning given to that term by the Indenture.
     “Outstanding”, “outstanding” or “Bonds Outstanding” has the meaning given to that term by the Indenture.
     “Owner” or “Owners” or “Owner of Bonds” or “Owners of Bonds” means the person or persons in whose name any Bond is registered on the books of the Issuer maintained by the Registrar.
     “Paying Agent” means the Trustee, or any successor Paying Agent appointed under the Indenture.
     “Penalty Rate” means the fluctuating rate per annum which is at all times equal to the Reimbursement Rate plus 2% per annum.

     “Permitted Encumbrances” has the meaning given to that term by the Deed of Trust.
     “Person” or “person” means any natural person, firm, association, corporation, company, trust, partnership, public body or other entity.
     “Placement and Remarketing Agreement” means (a) the Amended and Restated Placement and Remarketing Agreement of even date herewith by and between the Remarketing Agent and the Issuer, together with any and all Supplements thereto, and (b) any other Remarketing Agreement or similar agreement by and between the Remarketing Agent and the Issuer, pursuant to which the Remarketing Agent agrees to use its best efforts to remarket and sell Bonds Tendered or Deemed Tendered for Purchase, together with any and all Supplements thereto.
     “Pledge and Security Agreement” means, collectively, (a) the Series A Bonds Pledge and Security Agreement, (b) the Series B Bonds Pledge and Security Agreement and (c) any other pledge and security agreement or similar agreement between the Issuer and the Credit Facility Provider pursuant to which Pledged Bonds are pledged as security for the Issuer’s Credit Facility Obligations, together with any and all Supplements thereto.
     “Pledged Bonds” means Bonds that, subsequent to a Bond Purchase Principal Drawing, are delivered to and held by the Pledged Bonds Custodian as security for the Issuer’s Letter of Credit Obligations and registered as directed by the Bank.
     “Pledged Bonds Custodian” means Manufacturers and Traders Trust Company, as agent for the Bank under the Pledged Bonds Custody Agreement, or any successor custodian of the Pledged Bonds acting as the Bank’s agent.
     “Pledged Bonds Custody Agreement” means, collectively, (a) the Series A Bonds Pledged Bonds Custody Agreement and (b) the Series B Bonds Pledged Bonds Custody Agreement, together with any and all Supplements thereto.
     “Principal Drawing” has the meaning given to that term by the Letters of Credit.
     “Principal Office” means, with respect to the Trustee, the Registrar, the Paying Agent, the Remarketing Agent, or the Bank, the office designated as such, from time to time, by the respective party in writing to the Issuer, the Trustee, the Paying Agent, the Registrar, the Remarketing Agent, and the Bank.
     “Property” means the Land, the Improvements, and all other items of property included in the term “Property” as used and defined in the granting clauses of the Deed of Trust.
     “Registrar” or “Bond Registrar” means the Trustee, or any successor Registrar appointed under the Indenture.
     “Reimbursement Rate” means the fluctuating rate of interest which is at all times equal to the LIBOR Rate plus 1% per annum.

     “Remarketing Agent” means Manufacturers and Traders Trust Company, or any successor Remarketing Agent appointed under the Indenture.
     “Series A Bonds” means the Issuer’s $4,375,000 Taxable Variable Rate Demand/Fixed Rate Revenue Bonds (Human Genome Sciences, Inc. Facility), Series 1999 A, issued pursuant to the Indenture.
     “Series A Bonds Letter of Credit” means the Irrevocable Transferable Direct-Pay Letter of Credit No. SB-902681-0101 issued by the Bank’s predecessor in interest, Allfirst, to secure the Series A Bonds and dated December 30, 1999. Any extension, amendment or renewal of or substitution issued by the Bank for Letter of Credit No. SB-902681-0101 shall, without any action on the part of the Issuer, the Trustee or the Bank, be deemed an amendment to Exhibit A to the Series A Bonds Letter of Credit Agreement and shall be deemed a part of Letter of Credit No. SB-902681-0101 as herein described.
     “Series A Bonds Letter of Credit Agreement” means the Amended and Restated Letter of Credit Agreement of even date herewith between the Issuer and the Bank, together with any and all Supplements thereto.
     “Series A Bonds Pledge and Security Agreement” means the Amended and Restated Pledge and Security Agreement of even date herewith between the Issuer and the Bank, together with any and all Supplements thereto.
     “Series A Bonds Pledged Bonds Custody Agreement” means the Amended and Restated Pledged Bonds Custody Agreement of even date herewith between the Bank and the Pledged Bonds Custodian, together with any and all Supplements thereto.
     “Series B Bonds” means the Issuer’s $13,125,000 Taxable Variable Rate Demand/Fixed Rate Revenue Bonds (Human Genome Sciences, Inc. Facility), Series 1999 B, issued pursuant to the Indenture.
     “Series B Bonds Letter of Credit” means the Irrevocable Transferable Direct-Pay Letter of Credit No. SB-913158-0001 issued by the Bank to secure the Series B Bonds and dated the date hereof. Any extension, amendment or renewal of or substitution issued by the Bank for Letter of Credit No. SB-913185-0001 shall, without any action on the part of the Issuer, the Trustee or the Bank, be deemed an amendment to Exhibit A to the Series B Bonds Letter of Credit Agreement and shall be deemed to be part of Letter of Credit No. SB-913185-0001 as herein described.
     “Series B Bonds Letter of Credit Agreement” means the Letter of Credit Agreement of even date herewith between the Issuer and the Bank, together with any and all Supplements thereto.
     “Series B Bonds Pledge and Security Agreement” means the Pledge and Security Agreement of even date herewith between the Issuer and the Bank, together with any and all Supplements thereto.

     “Series B Bonds Pledged Bonds Custody Agreement” means the Pledged Bonds Custody Agreement of even date herewith between the Bank and the Pledged Bonds Custodian, together with any and all Supplements thereto.
     “Sinking Fund Installment” and “Sinking Fund Installment Date” each has the meaning given to that term by the Indenture.
     “Standstill Agreement” means the Amended and Restated Standstill and Subordination Agreement of even date herewith among the Bank and the Maryland Department of Business and Economic Development, together with any and all Supplements thereto.
     “State” means the State of Maryland.
     “Supplement” or “Supplements” means any and all extensions, renewals, modifications, amendments, supplements and substitutions.
     “Swap Agreement” means, collectively, any ISDA Master Agreement and attached Schedules executed and delivered at any time and from time to time whether before or on or after the date hereof by the Issuer and the Bank, and any and all other documents relating to such Master Agreement, and any and all replacements of or substitutions for such Master Agreement or such other documents, as any such Master Agreement and other documents with attached Schedules or any such replacement or substitution thereof may at any time or from time to time be amended, restated, supplemented or otherwise modified.
     “Swap Obligations” means and includes all present and future indebtedness, obligations and liabilities of the Issuer to the Bank of any nature whatsoever under or in connection with the Swap Agreement, whether such indebtedness, obligations and liabilities are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, or now existing or hereafter arising. The Swap Obligations constitute part of the Issuer’s Letter of Credit Obligations.
     “Taxes” means all taxes, water rents, sewer rents, assessments and other governmental or municipal or public or private dues, charges and levies and any prior liens (including federal tax liens) for the Taxes which are or may be levied, imposed or assessed upon the Property or any part thereof, or any leases pertaining thereto, or upon the rents, issues, income or profits thereof, whether any or all of the aforementioned be levied directly or indirectly or as excise taxes or as income taxes.
     “Trust Estate” has the meaning given to that term by the Indenture.
     “Trustee” means Manufacturers and Traders Trust Company, a New York banking corporation having its Principal Office in Baltimore, Maryland, and its successor or successors in the trust created by the Indenture.
     “Variable Rate” has the meaning given to that term by the Indenture.
     “1997 Bond Documents” means the Bond Documents as defined in the 1997 Indenture, together with any and all Supplements thereto.

     “1997 Bonds” means the $23,000,000 Maryland Economic Development Corporation Taxable Variable Rate Demand/Fixed Rate Revenue Bonds (Human Genome Sciences, Inc. Facility) 1997 Issue.
     “1997 Indenture” means the Trust Indenture dated as of December 1, 1997 between the Issuer and FMB Trust Company, National Association, predecessor in interest to the Trustee, executed in connection with the 1997 Bonds, together with any and all Supplements thereto.
     “1997 Letter of Credit Documents” means the Letter of Credit Documents as defined in the 1997 Indenture, together with any and all Supplements thereto.
ACCOUNTING TERMS
     Unless specifically provided otherwise, all accounting terms have the definitions given them in accordance with generally accepted accounting principles as applied to the applicable person on a consistent basis by its accountants in the preparation of its previous annual financial statements.
     Section 1.2 Rules of Construction. The words “hereof”, “herein”, “hereunder”, “hereto”, and other words of similar import refer to this Reimbursement Agreement in its entirety.
     The terms “agree” and “agreements” contained herein are intended to include and mean “covenant” and “covenants”.
     References to Articles, Sections, and other subdivisions of this Reimbursement Agreement are to the designated Articles, Sections, and other subdivisions of this Reimbursement Agreement as originally executed.
     The headings of this Reimbursement Agreement are for convenience only and shall not define or limit the provisions hereof.
     All references made (a) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, and (b) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well.
ARTICLE II
EFFECTIVE DATE OF REIMBURSEMENT AGREEMENT;
DURATION OF TERM
     Section 2.1 Effective Date of Reimbursement Agreement; Duration of Term. This Reimbursement Agreement shall become effective on the date hereof and shall continue in full force and effect until (a) the Letters of Credit have expired as therein provided, and (b) all of the Lessee’s obligations under this Reimbursement Agreement have been fully performed and satisfied.

     In the event that an Act of Bankruptcy has occurred on or prior to the satisfaction of the conditions specified in the immediately preceding paragraph,, then this Reimbursement Agreement shall continue in full force and effect, and shall not expire, until (a) the Letters of Credit have expired in accordance with their terms, (b) all of the Lessee’s obligations hereunder have been fully performed and satisfied, and (c) either (i) a final order has been issued, holding that the Bank is not required to return any funds it has received from the Issuer or the Lessee, or (ii) all statutes of limitation for all causes of action under Chapter 5 of the Bankruptcy Code have expired.
ARTICLE III
PAYMENT PROVISIONS
     Section 3.1 Reimbursement and Other Payments. In consideration for the Bank’s agreement to extend the Series A Bonds Letter of Credit and to issue the Series B Bonds Letter of Credit, the Lessee hereby unconditionally acknowledges and agrees, for the benefit of the Bank, to pay and perform all of the Issuer’s Letter of Credit Obligations, including, without limitation, the Issuer’s obligation to reimburse the Bank for all amounts drawn under the Letters of Credit and all other amounts advanced or paid by the Bank, plus all expenses, indemnities and other amounts payable to or for the benefit of the Bank under the Letter of Credit Agreements, as and when the same shall become due and payable, provided however, that all such obligations shall be payable by the Lessee on a full recourse basis without regard to Section 14.15 of the Letter of Credit Agreements, and all of the obligations of the Lessee under this Reimbursement Agreement, and such obligations of the Lessee shall include, without limitation, the Lessee’s unconditional promise to pay to the Bank:
          (a) immediately on demand by the Bank, a sum equal to (i) any amount drawn under, or paid by the Bank in good faith under, the Letters of Credit pursuant to a Bond Purchase Principal Drawing, plus (ii) interest on such amount as provided in paragraph (j) below;
          (b) immediately and no later than 5:00 p.m. (without the necessity of any demand by or notice from the Bank) on each date that the Bank pays any amount drawn under, or paid by the Bank in good faith under, the Letters of Credit pursuant to a Principal Drawing or an Interest Drawing or an Acceleration Drawing, a sum equal to (i) such amount so drawn under, or paid by the Bank in good faith under, the Letters of Credit pursuant to a Principal Drawing or an Interest Drawing or an Acceleration Drawing, plus (ii) interest on such amount as provided in paragraph (j) below;
          (c) immediately on demand by the Bank, any amount drawn under, or paid by the Bank in good faith under, the Letters of Credit pursuant to a Bond Purchase Interest Drawing, a sum equal to (i) such amount so drawn under, or paid by the Bank in good faith under, the Letters of Credit pursuant to a Bond Purchase Interest Drawing, plus (ii) interest on such amount as provided in paragraph (j) below
          (d) immediately on demand by the Bank, a sum equal to (i) any and all reasonable charges and expenses (excluding the Bank’s internal overhead) which the Bank may pay or incur relative to the payment of any draft drawn under, or paid by the Bank in good faith under, the Letters of Credit or in connection with any amendment or extension of or substitution for or renewal of the Letters of Credit, plus (ii) interest thereon as provided in paragraph (j) below;
          (e) immediately on demand by the Bank, a sum equal to (i) the amount advanced or paid by the Bank pursuant to the provisions of Section 4.7 or Section 14.9 of the Letter of Credit Agreements, plus (ii) interest on such amount as provided in paragraph (j) below, plus (iii) any and all reasonable charges and expenses which the Bank may pay or incur relative to such payment;
          (f) immediately (without the necessity of any demand by or notice from the Bank) as and when due and payable, the Letter of Credit Fee and the Negotiation Fee as set forth in Section 4.1 of the Letter of Credit Agreements (including any additional amounts required by Section 5.4 of the Letter of Credit Agreements), plus interest thereon as provided in paragraph (j) below;
          (g) immediately on demand by the Bank, any and all expenses incurred by the Bank in enforcing any rights under the Letter of Credit Agreements or this Reimbursement Agreement plus interest thereon as provided in paragraph (j) below;
          (h) immediately on demand by the Bank, all other costs and expenses of the Bank, as set forth in the Letter of Credit Agreements (including, without limitation, all costs and expenses payable pursuant to Section 4.6 of the Letter of Credit Agreements) plus interest thereon as provided in paragraph (j) below;
          (i) immediately on demand by the Bank upon any transfer of the Letters of Credit, the transfer charge payable to the Bank pursuant to the Letters of Credit ($750) plus interest thereon as provided in paragraph (j) below (a “transfer” of the Letters of Credit means the designation of a new beneficiary thereunder as a substitute Trustee under the Indenture); and
          (j) immediately on demand by the Bank, interest on any and all amounts and sums payable by the Lessee under this Reimbursement Agreement at any time (including, without limitation, any and all amounts or sums described or referred to in paragraphs (a) through (i) above), such interest being payable from the date such amounts and sums become due until the Bank actually receives payment thereof in full, at the Reimbursement Rate. Interest on any amounts advanced or paid by the Bank or any costs, charges and expenses incurred by the Bank shall be due and payable from the date such amounts are advanced or costs are incurred or paid by the Bank until the Bank actually receives payment thereof in full at the Reimbursement Rate; provided, however, notwithstanding the foregoing provisions of this paragraph, interest on the amounts due pursuant to paragraphs (d), (f) and (h) shall not be due and payable until 15 days after notice to the Lessee of the amounts due.
     The Bank and the Lessee contemplate that pursuant to the Indenture, the amounts paid by the Bank under the Letters of Credit pursuant to a Principal Drawing or an Interest Drawing or a Bond Purchase Interest Drawing, will, in the ordinary course, be repaid directly to the Bank by the Trustee from certain payments made to the Issuer by the Lessee pursuant to the Facility Lease, which payments are to be deposited by the Trustee in the Bond Fund. The Lessee shall not, however, be relieved of liability for repaying any such amounts (plus interest thereon, at the Reimbursement Rate, from the date such amounts are paid by the Bank under the Letters of Credit) to the Bank by reason of any action or inaction on the part of the Trustee or any other person which results in a failure by the Bank to actually receive such amounts from the Trustee pursuant to the Indenture or results in any delay in the receipt by the Bank of such amount from the Trustee pursuant to the Indenture.
     All amounts paid by the Bank under the Letters of Credit shall bear interest from the date such amounts are paid by the Bank until such time as such amounts are actually repaid to the Bank.
     In connection with the foregoing, the Lessee acknowledges and agrees as follows: (a) the Issuer shall apply any and all amounts which it receives in respect of the principal of and interest on the Pledged Bonds to the repayment of amounts from time to time owing to the Bank under the Letter of Credit Agreements; and (b) notwithstanding any other terms and provisions of any of the Letter of Credit Documents, the amounts set forth hereinabove shall be due and payable in full by the Lessee at the time indicated, regardless of whether or not the Bank (or the Pledged Bonds Custodian, for the account of the Bank) is then holding any Pledged Bonds as a result of any Bond Purchase Principal Drawing and regardless of whether or not the Bank (in its sole discretion) has theretofore extended the time for payment of any amounts payable by the Lessee hereunder.
     Notwithstanding anything to the contrary set forth in this Section, following the date on which the Bank honors a Bond Purchase Principal Drawing, the Bank will not make demand for the payment of the amounts payable under paragraph (a) above in connection with such Bond Purchase Principal Drawing, so long as (1) within 48 hours after the Bank honors such Bond Purchase Principal Drawing (or such longer period of time not to exceed five Business Days if the Trustee advises the Bank that the delay is caused by administrative difficulties), the Pledged Bonds Custodian receives an aggregate principal amount of Bonds equal to the amount of such Bond Purchase Principal Drawing, registered by the Trustee in the Issuer’s name, as owner, and in the Bank’s name, as pledgee, (2) the Bank actually receives all payments of the principal of and interest on such Bonds, when due, (3) no Event of Default shall have occurred and be continuing, and (4) the Letters of Credit shall not have expired. On the date of the expiration of the Letters of Credit, all amounts payable under paragraph (a) above in connection with such Bond Purchase Principal Drawing which shall not have been repaid, together with all accrued and unpaid interest thereon, shall become immediately due and payable, without the necessity of any demand by or notice from the Bank; provided, however, if such Bond Purchase Principal Drawing is the result of a Downgrade, all amounts payable in connection with such Bond Purchase Principal Drawing which shall not have been repaid, together with all accrued and unpaid interest thereon, shall become immediately due and payable, without demand or notice from the Bank, on the day which is 180 days following the date on which the Bank honors such Bond Purchase Principal Drawing.
     Section 3.2 Payments due Upon Expiration of Letters of Credit. On the date on which the Letters of Credit expire, all amounts described in Section 3.1 above, and all other amounts owed to the Bank hereunder, together with all accrued and unpaid interest thereon, shall become immediately due and payable, without the necessity of any demand or notice from the Bank.

     Section 3.3 Late Payments. In the event any payment required to be made by the Lessee in accordance with the provisions of Section 3.1 or Section 3.2 hereof or in accordance with any other provision of this Reimbursement Agreement is not paid within 15 days from the date on which the same is due and payable, such payment in default shall continue as an obligation of the Lessee, and such payment in default and the entire unpaid balance of all amounts owing hereunder shall bear interest, from the date on which the payment was due until such payment in default is paid in full, at the fluctuating rate which is at all times equal to the Penalty Rate. In addition, the Lessee shall pay (a) a late charge in an amount equal to 2% of the amount of any payment which is made more than 15 days after the date on which the same is due and payable (except for any payment with respect to a Bond Purchase Principal Drawing), and (b) all costs of collection, including reasonable attorneys’ fees, if this Reimbursement Agreement is referred to an attorney for collection after default by the Issuer.
     Section 3.4 Increased Costs Due to Change in Law. If any change in any law, regulation or official directive of any international, federal, state or local governmental authority (whether or not having the force of law) or in the interpretation thereof by any court or administrative agency or compliance by the Bank with any lawful request, law, regulation or directive from any applicable fiscal or monetary authority (whether or not having the force of law) shall either:
          (a) impose, modify or render applicable any reserve, special deposit or similar requirement against letters of credit issued by the Bank or require the inclusion of such letters of credit in any analysis of minimum capital requirements or capital adequacy; or
          (b) subject the Bank to any tax with respect to such letters of credit or any amount payable under the Letter of Credit Agreements (other than a tax on the overall net income of the Bank) imposed by the United States of America or the State; or
          (c) impose on the Bank any other condition regarding the Letter of Credit Agreements or the Letters of Credit, and the result of any such event shall be:
          (i) to increase the cost to the Bank of issuing or maintaining the Letters of Credit or any renewal thereof or of making, funding or maintaining the whole or any part of any unpaid drawing under the Letters of Credit (which increase in cost shall be determined by the Bank’s reasonable allocation of the aggregate of such cost increases resulting from such events); or
          (ii) to reduce the amount of any sum received or receivable by the Bank under the Letter of Credit Agreements or to require the Bank to make any payment or forego any interest; or
          (iii) to reduce the rate of return on the Bank’s capital as a result of issuing or maintaining the Letters of Credit and/or any renewals thereof (which reduction shall be determined by the Bank taking into consideration the Bank’s policies concerning capital adequacy), then and in each such case, within five (5) days following the Lessee’s receipt of demand therefor from the Bank, the Lessee shall pay to the Bank, from time to time as specified by the

Bank, additional amounts which shall be sufficient to compensate the Bank for such increased cost, reduction, payment or foregone interest, together with interest on each such amount from the date demanded until payment in full thereof at the Reimbursement Rate. A certificate as to each such increased cost, reduction, payment or foregone interest as a result of any such event, submitted in good faith by the Bank to the Lessee, shall be conclusive evidence of such additional amounts to be paid by the Lessee and the basis therefor, absent manifest error as to the amount thereof.
     Section 3.5 Computation. All payments of interest and other charges under this Reimbursement Agreement shall be computed on the basis of a 360-day year factor applied to the actual number of days elapsed. The rate of interest shall be adjusted on any day on which a change occurs in the LIBOR Rate.
     Section 3.6 Payment Procedure. All payments made by the Lessee under this Reimbursement Agreement shall be made to the Bank in lawful money of the United States of America at the time of payment and in immediately available funds at the Bank’s offices at 25 South Charles Street, Baltimore, Maryland 21201, before 12:00 noon, prevailing Baltimore, Maryland time on the date when due.
     Section 3.7 Business Days. If the date for any payment hereunder is a day which is not a Business Day, then for all purposes of this Reimbursement Agreement the payment then due shall be made on the next following Business Day, and such extension of time shall in each case be included in any computation of payments of interest.
ARTICLE IV
UNCONDITIONAL OBLIGATIONS
     Section 4.1 Obligations Absolute. The obligations of the Lessee under this Reimbursement Agreement shall be paid strictly in accordance with the terms of this Reimbursement Agreement, under any and all circumstances whatsoever; including, without limitation, the following circumstances: (a) any invalidity or unenforceability of the Letters of Credit, the Letter of Credit Agreements or any other agreement or instrument related thereto; (b) any amendment or waiver of, or any consent to or departure from, the terms of the Letters of Credit, the Letter of Credit Agreements or any other agreement or instrument related thereto; (c) the existence of any claim, set-off, defense or other right which the Lessee may have at any time against any beneficiary or any transferee of the Letters of Credit (or any person for whom the Lessee, any such beneficiary or any such transferee may be acting), the Bank or any other Person, whether in connection with this Reimbursement Agreement or any unrelated transaction; (d) any statement or any other document presented under the Letters of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever; (e) payment by the Bank under the Letters of Credit against presentation of a sight draft or certificate which substantially complies with the terms of the Letters of Credit; (f) the surrender or impairment of any security for the performance or observance of any of the agreements or terms of the Letter of Credit Agreements or this Reimbursement Agreement; or (g) any other circumstance, happening or omission whatsoever, whether or not similar to any of the foregoing. The Lessee understands and agrees that no payment under any other agreement will release it from liability hereunder unless the Bank has been indefeasibly paid in full.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
     Section 5.1 Representations, Warranties and Undertakings. The Lessee makes the following representations and warranties to induce the Bank to enter into this Reimbursement Agreement, to enter into the Letter of Credit Agreements, to extend the Series A Bonds Letter of Credit and to issue the Series B Bonds Letter of Credit:
          (a) Authority. The Lessee is a corporation duly organized and validly existing under the laws of the State of Delaware. The Lessee has the power to enter into this Reimbursement Agreement and the transactions contemplated hereunder and to carry out its obligations hereunder. By proper action, the Lessee has duly authorized the execution and delivery of this Reimbursement Agreement.
          (b) Binding Agreements. This Reimbursement Agreement and the Letter of Credit Documents to which the Lessee is a party have been duly and properly authorized, executed, sealed and delivered by the Lessee, constitutes valid and legally binding obligations of the Lessee, and is fully enforceable against the Lessee in accordance with their respective terms; provided, however, that the enforceability and binding nature of this Reimbursement Agreement and the Letter of Credit Documents to which the Lessee is a party are subject to bankruptcy, insolvency, reorganization and other state and federal laws affecting the enforcement of creditors’ rights generally, and, to the extent that certain remedies under such instruments require, or may require, enforcement by a court of equity, such principles of equity as the court having jurisdiction may impose.
          (c) Litigation. There are no proceedings pending or, to the knowledge of the Lessee, threatened in writing before any court or administrative agency which may affect the authority of the Lessee to enter into this Reimbursement Agreement or the Letter of Credit Documents to which the Lessee is a party.
          (d) No Conflicting Agreements, Laws, etc. The execution, delivery and performance by the Lessee of this Reimbursement Agreement and the Letter of Credit Documents to which the Lessee is a party, or any other document required to be delivered hereby by the Lessee, do not constitute a violation or breach of or a default under the Bylaws of the Lessee or any existing mortgage, indenture, contract, instrument or agreement binding on the Lessee or affecting its property, or any provision of law or order of any court binding upon the Lessee.
          (e) Liens or Security Interests. Except for liens being granted to the Bank, there exist no liens or security interests on or with respect to the Property (other than Permitted Encumbrances) or with respect to any security provided by the Lessee to the Bank for the Lessee’s obligations under this Reimbursement Agreement.

               (f) Full Disclosure. All information heretofore furnished by the Lessee to the Bank in writing for purposes of or in connection with this Reimbursement Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Lessee to the Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified.
ARTICLE VI
AFFIRMATIVE COVENANTS OF LESSEE
     Section 6.1 Affirmative Covenants of Lessee. Until the termination of this Reimbursement Agreement, unless the prior written consent to do otherwise is obtained from the Bank, the Lessee will:
               (a) Financial Statements. Furnish or cause to be furnished to the Bank the following:
     (i) as soon as available but in no event more than forty-five (45) days after filing with the Securities and Exchange Commission (the “SEC”), a copy of the 10Q Report of the Lessee filed with the SEC accompanied by a certificate of the chief financial officer of the Lessee stating whether any event has occurred which constitutes an Event of Default, or which would constitute such an Event of Default with the giving of notice or the lapse of time or both, and, if so, stating the facts with respect thereto; and
     (ii) as soon as available but in no event more than one hundred twenty (120) days after the close of each fiscal year of the Lessee, a copy of the 10K Report of the Lessee filed with the SEC and a copy of the annual audited financial statements relating to the Lessee prepared in accordance with GAAP, which financial statements shall include a balance sheet of the Lessee as at the end of such fiscal year and a statement of earnings and changes in stockholder’s equity of the Lessee for such fiscal year; and
     (iii) promptly upon transmission thereof, copies of any financial statements, proxy statements, reports and the like which the Lessee sends to its shareholders and copies of all registration statements (with exhibits); and
     (iv) with reasonable promptness, such budgets, cash flow projections, financial forecasts and other additional information, reports or statements as the Bank may from time to time reasonably request concerning the Lessee, the Property or any other matter related to the transactions that are the subject of this Reimbursement Agreement.
               (b) Taxes and Claims. Pay and discharge or cause to be paid and discharged all Taxes imposed upon the Property or any income derived therefrom prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon the property. The Lessee shall have the right to contest the validity of any such tax, assessment, charge, levy or claim, by timely and appropriate proceedings, provided that the Lessee shall (a) give the Bank written notice of its intention to contest, (b) diligently prosecute such contest, (c) at all times effectively stay or prevent any official or judicial sale of the Property or any part thereof by reason of nonpayment of any such taxes, and (d) establish reasonable reserves for such liabilities being contested if the Bank reasonably determines such reserves to be necessary.
          (c) Compliance with Laws. Comply with all applicable federal, State and local laws, rules and regulations, subject to the Lessee’s right to contest the validity or applicability of any of the foregoing, at its sole cost and expense, in good faith and by appropriate and diligent proceedings.
          (d) Books and Records. Maintain appropriate books and records with respect to the Property and permit access by the Bank and its authorized representatives and employees to the books and records of the Lessee at the offices of the Lessee during normal business hours.
ARTICLE VII
INDEMNIFICATION
     Section 7.1 Indemnification of Bank. To the extent permitted by law, in addition to all amounts payable hereunder, the Lessee shall protect, indemnify, and save harmless the Bank and its officers, employees and agents against and from any and all liabilities, suits, actions, claims, demands, losses, expenses and costs of every kind and nature incurred by, or asserted or imposed against, the Bank and its officers, employees or agents, by reason of (a) any accident, injury (including death) or damage to any person or property, however caused (other than the gross negligence or willful misconduct of the Bank), resulting from, connected with or growing out of any act of commission or omission of the Lessee, or any officers, employees, agents, assignees, contractors or subcontractors of the Lessee or any use, non-use, possession, occupation, condition, operation, service, design, construction, acquisition, maintenance or management of, or on, or in connection with, the Property, or any part thereof; (b) federal and state securities laws, including, without limitation, any failure to register the Bonds, the Letters of Credit or any other “separate security” under federal or state securities laws; (c) solely with respect to information about the Lessee provided by the Lessee, any untrue statement of a material fact or any omission to state a material fact necessary in order to make any statements made, in light of the circumstances under which they were made, not misleading in connection with the sale of the Bonds (other than as a result of the gross negligence or willful misconduct of the Bank); and, in any such case, regardless of whether such liabilities, suits, actions, claims, demands, damages, losses, expenses and costs be against, or be suffered or sustained by, the Bank or its officers, agents or employees, or be against, or be suffered or sustained by, legal entities, officers, agents, or other persons to whom the Bank or its officers, agents or employees, become liable therefor. The Lessee may, and if so requested by the Bank shall, undertake to defend, at its sole cost and expense, any and all suits, actions and proceedings brought against the Bank or its officers, agents or employees in connection with any of the matters indemnified against in this Section. The Bank agrees to give the Lessee timely notice of and shall forward to the Lessee every demand, notice, summons or other process received with respect to any claim or legal proceedings within the purview hereof, but the failure of the Bank to give such notice shall not affect its right to indemnification hereunder, unless such failure shall have deprived the Lessee of a reasonable opportunity to contest any such claim or legal proceeding.

     If the indemnification provided for herein is held by a court to be unavailable or is insufficient to hold the Bank harmless in respect of any losses, claims, damages or liabilities (or actions in respect thereof), then the Lessee shall contribute to the amount paid or payable by the Bank as a result of the losses, claims, damages or liabilities (or actions in respect thereof) (except those caused by the gross negligence or willful misconduct of the Bank) in such proportion as is appropriate to reflect the relative fault of the Lessee on the one hand and the Bank on the other hand, as well as any other relevant equitable considerations.
     Section 7.2 Indemnification Under Letters of Credit and Letter of Credit Agreements. In addition to all amounts payable hereunder and to the extent permitted by law, the Lessee hereby protects, indemnifies and holds harmless the Bank from and against, and hereby agrees to defend the Bank against, any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Bank may, at any time, sustain or incur by reason of or in consequence of or arising out of the issuance of the Letters of Credit; it being the intention of the parties that this Reimbursement Agreement shall be construed and applied to protect and indemnify the Bank against any and all risks involved in the issuance of the Letters of Credit all of which risks are hereby assumed by the Lessee, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called “Government Acts”). Notwithstanding anything to the contrary herein contained, the Lessee shall have no obligation to indemnify the Bank from and against any liability incurred by the Bank arising solely out of the gross negligence or willful misconduct of the Bank. The Bank shall not, in any way, be liable for any failure by the Bank or anyone else to pay any drawing under the Letters of Credit as a result of any Government Acts or any other cause beyond the control of the Bank. Nothing in this Section 7.2 is intended to limit the Issuer’s reimbursement obligations contained in Article V hereof.
     The provisions of this Article shall survive the expiration of the Letters of Credit and the termination of the Bond Documents and the Letter of Credit Documents.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
     Section 8.1 Events of Default Defined. The following shall be “Events of Default” under this Reimbursement Agreement, and the term “Event of Default” shall mean, whenever it is used in this Reimbursement Agreement, any one or more of the following events:
          (a) Any representation or warranty made herein or any statement or representation made in any certificate, report or opinion (including legal opinions), financial statement or other instrument furnished by the Lessee in connection with this Reimbursement Agreement, the Letters of Credit or the Letter of Credit Agreements, proves to have been incorrect, false or misleading in any material respect when made; or
          (b) The Lessee fails to pay, on the date on which the same is due and payable as herein provided, (i) any payment required by Article III hereof, or (ii) any other payment whatsoever required by this Reimbursement Agreement to be paid by the Lessee; and any such failure is not cured within 5 days after notice from the Bank to the Lessee; or
          (c) The Lessee fails to duly and promptly perform, comply with or observe any other term, covenant, condition or agreement contained in this Reimbursement Agreement, which failure remains unremedied for 30 days after written notice thereof shall have been given to the Lessee by the Bank; provided, however, if such failure be such that it cannot be corrected within 30 days, it shall not be an Event of Default if, in the reasonable opinion of the Bank, the Lessee is taking appropriate corrective action to cure the failure and if such failure will not impair the ability of the Lessee to pay or perform the Lessee’s obligations under this Reimbursement Agreement; or
          (d) An Act of Bankruptcy occurs with respect to the Lessee or the Lessee becomes generally unable to pay its debts as they become due; provided, however, if a proceeding with respect to an Act of Bankruptcy is filed or commenced against the Lessee, the same shall not constitute an Event of Default if such proceeding is dismissed within 60 days from the date of such Act of Bankruptcy; or
          (e) An “event of default” or “Event of Default” occurs under the Collateral Pledge Agreement, any of the Bond Documents, any of the Letter of Credit Documents, any of the 1997 Bond Documents or any of the 1997 Letter of Credit Documents; or
          (f) Any execution or attachment is levied against the Lessee’s interest in the Property, or any part thereof, and such execution or attachment is not set aside, discharged, bonded against, or stayed within 30 days after the same is levied; or
          (g) Any change in any zoning ordinance or any other public restriction is enacted, limiting or defining the uses which may be made of the Property or a part thereof, such that the existing use of the Property, as specified in the Letter of Credit Documents, would not be permitted after such restriction or zoning change; or
          (h) The Lessee fails to comply with any requirement of any governmental authority having jurisdiction over the Property within the time required by such governmental authority; or any proceeding is commenced or action taken to enforce any remedy for a violation of any requirement of a governmental authority or any restrictive covenant affecting the Property or any part thereof; provided, however, such failure shall not be an Event of Default if the Lessee is diligently contesting such requirement in good faith; or
          (i) Any amendment to any of the Bond Documents or the Letter of Credit Documents shall have been made without the prior written consent of the Bank; or
          (j) Notwithstanding the provisions of Section 9.5 hereof, if any material provision of this Reimbursement Agreement at any time for any reason ceases to be valid and binding on the Lessee, or is declared to be null and void, or the validity or enforceability thereof is contested by the Lessee or any governmental agency or authority, or the Lessee denies that it has any or further liability or obligation under this Reimbursement Agreement or any of the Bond Documents or the Letter of Credit Documents; or

          (k) Within 48 hours following a Bond Purchase Principal Drawing (or such longer period of time, not to exceed five Business Days, if the Trustee advises the Bank that the delay is caused by administrative difficulties), the Trustee does not deliver, or cause to be delivered to the Pledged Bonds Custodian an aggregate principal amount of Bonds equal to the amount of the Bond Purchase Principal Drawing, registered in the name of the Bank, as pledgee; or
          (l) Any mechanics’ liens are established against the Property and are not caused to be discharged or bonded against by the Lessee within 30 days after it receives notice of the establishment thereof; or
          (m) The Facility Lease is terminated for any reason prior to the expiration or termination of the Letters of Credit or the full payment and performance of all of the Lessee’s obligations under this Reimbursement Agreement; provided, however, such termination shall not constitute an Event of Default if it is as a result of the Lessee’s exercise of its option to purchase the Property pursuant to the Facility Lease; or
          (n) The Deed of Trust, after delivery thereof, except to the extent permitted by the terms thereof, ceases to create a valid and perfected lien or security interest, as appropriate, of the priority required thereby, on any of the property purported to be covered thereby, or the Issuer or any other person liable for the Issuer’s Letter of Credit Obligations so states in writing.
     Section 8.2 Remedies on Default. Whenever any Event of Default referred to in Section 8.1 hereof occurs, the Bank may take any one or more of the following remedial steps:
          (a) The Bank, at its option, may (i) demand that the Trustee exercise its remedies under the Indenture and accelerate the maturity of the Bonds (in which event the Trustee is required to immediately draw under the Letters of Credit pursuant to Section 9.2(a) of the Indenture), and (ii) declare all amounts payable under Article III hereof (including amounts payable as a result of a drawing under the Letters of Credit as described in clause (i) above), together with all other moneys payable hereunder, to be immediately due and payable, whereupon the same shall become immediately due and payable, by written notice to that effect given to the Lessee, without protest, presentment, or further notice or demand, all of which are expressly waived by the Lessee. Upon such declaration by the Bank, payment of all amounts due under Article III hereof (including amounts payable as a result of a drawing under the Letters of Credit as described in clause (i) above) shall be made immediately by the Lessee, and the Lessee hereby promises to pay such amount immediately, to the Bank. Upon payment in full of all of the Lessee’s obligations under this Reimbursement Agreement, whether contingent or otherwise, but only upon the expiration of this Reimbursement Agreement, any remaining surplus of such funds held by the Bank as a result of payment pursuant to this Section 8.2(a) shall be applied first to pay any unpaid Administration Expenses and any remainder shall be returned to the Lessee, unless otherwise agreed by the Lessee and the Bank.
          (b) The Bank may take whatever action at law or in equity may appear necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce performance and observance of all of the Lessee’s obligations under this Reimbursement Agreement.

          (c) The Bank, with or without resort to judicial process, may take such steps as the Bank deems appropriate to protect the Property from depredation or injury, including (without limitation) employment of watchmen or other protective services, and any expenses incurred by the Bank in taking such steps shall be paid by the Lessee to the Bank as provided in Section 9.9 hereof.
          (d) The Bank may proceed under the Maryland Uniform Commercial Code (or under the Uniform Commercial Code of any other jurisdiction in which any security for the Issuer’s Letter of Credit Obligations may be located from time to time) as to all or any part of the security for the Issuer’s Letter of Credit Obligations, and in conjunction therewith exercise all of the rights, remedies and powers of a secured party under the Maryland Uniform Commercial Code (or under the Uniform Commercial Code of any other jurisdiction in which any security for the Issuer’s Letter of Credit Obligations may be located from time to time), including, without limitation, taking possession of any security for the Lessee’s obligations under this Reimbursement Agreement without judicial process pursuant to Section 9-609 of the Maryland Uniform Commercial Code. Upon the occurrence of any Event of Default hereunder, the Lessee shall assemble all of the security for the Lessee’s obligations under this Reimbursement Agreement, and make the same available to the Bank. Any notification required by Section 9-611 of the Maryland Uniform Commercial Code shall be deemed reasonably and properly given if mailed certified mail, return receipt requested, postage prepaid, by the Bank to the Lessee at the address specified in Section 9.1 hereof at least 10 days before any sale or other disposition of the security for the Lessee’s obligations under this Reimbursement Agreement, or any portion thereof. Disposition of the security for the Lessee’s obligations under this Reimbursement Agreement, or any portion thereof, shall be deemed commercially reasonable if made pursuant to a public offering advertised at least twice in a newspaper of general circulation in the community in which the Property is located.
          (e) The Bank may exercise any and all remedies available to it under the Collateral Pledge Agreement, any of the Bond Documents and any of the Letter of Credit Documents.
     No action taken pursuant to this Section shall relieve the Lessee from any of the Lessee’s obligations under this Reimbursement Agreement, all of which shall survive any such action, and the Bank may take whatever action at law or in equity as may appear necessary and desirable to collect the payments and other amounts then due and thereafter to become due or to enforce the performance and observance of the Lessee’s obligations under this Reimbursement Agreement.
     Any amounts collected pursuant to action taken under this Section shall be paid over to the Bank and applied to the Lessee’s obligations under this Reimbursement Agreement.
     Section 8.3 No Remedy Exclusive. No remedy herein conferred upon or reserved to the Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Reimbursement Agreement, the Collateral Pledge Agreement or any of the Letter of Credit Documents or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Bank to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.
     Section 8.4 Agreement to Pay Attorneys’ Fees and Expenses. In the event the Lessee defaults under any of the provisions of this Reimbursement Agreement, and the Bank employs attorneys or incurs other expenses for the collection of amounts due hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Lessee herein contained, the Lessee agrees that it will on demand therefor pay to the Bank the fees of such attorneys and such other expenses so incurred by the Bank.
     Section 8.5 Waiver of Event of Default; No Additional Waiver Implied by One Waiver. The Bank in its sole discretion may waive an Event of Default, provided that either (a) notice of the occurrence of an Event of Default has not yet been given to the Trustee, or (b) following such Event of Default, a drawing under the Letters of Credit is not required to be made by the Trustee in accordance with Section 9.2 of the Indenture.
     In the event any agreement contained in this Reimbursement Agreement is breached by the Lessee and thereafter waived (expressly or impliedly) by the Bank, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. Any forbearance (expressly or impliedly) by the Bank to demand payment for any amounts payable hereunder shall be limited to the particular payment for which the Bank forebears demand for payment and will not be deemed a forbearance to demand any other amount payable hereunder.
ARTICLE IX
MISCELLANEOUS
     Section 9.1 Notices. Except as otherwise provided in this Reimbursement Agreement, all notices, demands, requests, consents, approvals, certificates or other communications required under this Reimbursement Agreement to be in writing shall be sufficiently given and shall be deemed to have been properly given (i) if delivered by hand, when written confirmation of delivery is received by the sender, (ii) three days after the same is mailed by certified mail, postage prepaid, return receipt requested, or (iii) if sent by overnight courier, 24 hours after delivery to such overnight courier, addressed to the person to whom any such notice, demand, request, approval, certificate or other communication is to be given, at the appropriate address for the Principal Office of such person designated below:

Bank:	Manufacturers and Traders Trust Company
25 South Charles Street, 11th Floor
Baltimore, Maryland 21201
Attention: Letter of Credit Department

and

Manufacturers and Traders Trust Company
1 Research Court, Suite 400
Rockville, Maryland 20850
Attention: Arthur L. Perraud

with a copy to:

Nancy R. Little, Esquire
McGuireWoods LLP
One James Center
901 East Cary Street
Richmond, Virginia 23219

Lessee:	Human Genome Sciences, Inc.
14200 Shady Grove Road
Rockville, Maryland 20850
Attention: James H. Davis, Executive
Vice President, General Counsel
and Secretary
Any person listed above may, by notice given hereunder, designate any further or different addresses to which subsequent communications shall be sent. During any period in which the Registrar and the Paying Agent are the same and have the same address, any notice required to be given to either the Registrar or the Paying Agent, or both, may be given by one notice to the address for the Registrar and Paying Agent set forth above.
     Section 9.2 [INTENTIONALLY OMITTED].
     Section 9.3 [INTENTIONALLY OMITTED].
     Section 9.4 Binding Effect. This Reimbursement Agreement shall inure to the benefit of and shall be binding upon the Bank, the Lessee and their respective successors and assigns.
     Section 9.5 Illegality; Severability. If fulfillment of any provision hereof or any transaction related hereto or to the Letter of Credit Documents, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provisions herein contained, operates or would prospectively operate to invalidate this Reimbursement Agreement in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Reimbursement Agreement shall remain operative and in full force and effect.
     Section 9.6 Assignment. None of the Letter of Credit Documents to which the Lessee is a party may be assigned by the Lessee unless otherwise expressly permitted by the terms thereof. The Bank may at any time sell or grant participations to any other Person (a

“participant”) in the Issuer’s Letter of Credit Obligations and the Letter of Credit Documents; provided, however, except as provided in the immediately following sentence, the Lessee shall continue to deal solely and directly with the Bank in connection with the Bank’s rights and remedies under this Reimbursement Agreement. The Lessee hereby authorizes the Bank and each such participant, in case of an Event of Default hereunder, to proceed directly, by right of setoff, banker’s lien or otherwise, against any assets of the Lessee which may at the time of such default be in the hands of the Bank or in the hands of such participant.
     Section 9.7 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.
          (a) The Lessee hereby agrees and consents that any action or proceeding arising out of or brought to enforce the provisions of this Reimbursement Agreement may be brought in any appropriate court in Montgomery County, Maryland or Baltimore City, Maryland, all at the sole election of the Bank, and by the execution of this Reimbursement Agreement the Lessee irrevocably consents to the jurisdiction of each such court.
          (b) If for any reason the Lessee should become not qualified to do business in the State, the Lessee hereby agrees to designate and appoint, without power of revocation, an agent for service of process within the State, as the agent for the Lessee upon whom may be served all process, pleadings, notice or other papers which may be served upon the Lessee as a result of any of the Lessee’s obligations under this Reimbursement Agreement.
          (c) The Lessee covenants that throughout the period during which any of the Lessee’s obligations under this Reimbursement Agreement remain outstanding, if a new agent for service of process within the State is designated pursuant to the terms of subsection (b) of this Section, the Lessee will immediately file with the Bank the name and address of such new agent and the date on which such appointment is to become effective.
          (d) The Lessee and the Bank hereby jointly waive trial by jury in any action or proceeding to which the Lessee and the Bank may be parties, arising out of or in any way pertaining to this Reimbursement Agreement or any of the Letter of Credit Documents. It is agreed and understood that this waiver constitutes a waiver of trial by jury of all claims against all parties to such actions or proceedings who are parties to the Letter of Credit Documents and the Bond Documents.
     This waiver is knowingly, willingly and voluntarily made by the Lessee, and the Lessee hereby represents that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Lessee further represents that it has been represented in the signing of this Reimbursement Agreement and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.
     Section 9.8 Further Assurances and Corrective Instruments. The Bank and the Lessee agree that they will, from time to time, execute and deliver or cause to be executed and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the intention of the parties to, or facilitating the performance of, this Reimbursement Agreement.

     Section 9.9 Right to Perform; Advances by Bank. If the Lessee fails to make or cause to be made any payment, or fails to perform, observe or comply with any of the Lessee’s obligations under this Reimbursement Agreement, the Bank, without notice to the Lessee and without waiving any default or releasing the Lessee from any of the Lessee’s obligations under this Reimbursement Agreement, and without being under any obligation to do so, may make such payment or perform any of the Lessee’s obligations under this Reimbursement Agreement for the account of the Lessee, and may enter upon the Property or any part thereof for that purpose and take all such action thereon as the Bank may consider necessary or appropriate for such purpose. All amounts so paid by the Bank and all costs, fees and expenses incurred by the Bank in connection with such payment or performance (including, without limitation, attorneys’ fees and expenses) shall be immediately due and payable by the Lessee as additional payments, together with interest thereon from the date the same are paid or incurred at the Penalty Rate until the same are paid in full by the Lessee.
     Section 9.10 Amendments, Changes and Modifications. This Reimbursement Agreement may not be amended, changed, modified, altered or terminated except by a written instrument executed by the Bank and the Lessee.
     Section 9.11 Execution of Counterparts. This Reimbursement Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
     Section 9.12 Law Governing Construction of Agreement. This Reimbursement Agreement is prepared and entered into with the intention that the law of the State shall govern its construction.
     Section 9.13 Effective Date. This Reimbursement Agreement has been dated as of the date above written solely for the purpose of convenience of reference and shall become effective upon its execution and delivery, on the date hereof, by the parties hereto. All representations and warranties set forth herein shall be deemed to have been made on the date hereof.
     Section 9.14 Conflicting Agreements. In the event of any conflict between the provisions of the Letter of Credit Documents and this Reimbursement Agreement regarding the payment and performance obligations of the Lessee, the provisions of this Reimbursement Agreement shall control as between the Bank and the Lessee.
     Section 9.15 Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default hereunder, the Bank is hereby authorized at any time and from time to time, without notice to the Lessee or to any other person or entity, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits and any other indebtedness at any time held or owing by the Bank to or for the credit or the account of the Lessee against and on account of the obligations and liabilities of the Lessee to the Bank under this Reimbursement Agreement, irrespective of whether or not the Bank shall have made any demand hereunder.

     IN WITNESS WHEREOF, the Lessee has caused this Reimbursement Agreement to be executed under seal in its name and on its behalf by its duly authorized officer; and the Bank has caused this Reimbursement Agreement to be executed under seal by its duly authorized officer, all being done as of the day and year first above written.

WITNESS:	HUMAN GENOME SCIENCES, INC., as Lessee
	By:	/s/ H. Thomas Watkins		(SEAL)
		Name:	H. Thomas Watkins
		Title:	President and Chief Executive Officer

WITNESS:	MANUFACTURERS AND TRADERS TRUST COMPANY, as Bank
	By:	/s/ Arthur L. Perraud		(SEAL)
		Name:	Arthur L. Perraud
		Title:	Vice President